UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 25, 2014

DIRECTV
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
A Special Meeting of the stockholders of DIRECTV was held on September 25, 2014. As of July 29, 2014, the record date for the Special Meeting, there were 502,228,914 shares outstanding. At the Special Meeting, 394,171,975 shares, or approximately 78.48% of the eligible voting shares were represented either in person or by proxy.
At the meeting, the stockholders voted on the following items:
1. Adopt the Agreement and Plan of Merger, dated as of May 18, 2014, by and among DIRECTV, AT&T, Inc., and Steam Merger Sub LLC, a wholly owned subsidiary of AT&T, Inc., pursuant to which DIRECTV will merger with and into Steam Merger Sub LLC.
This proposal was approved by the votes indicated below.

For	Against	Abstained
390,865,110	1,183,881	2,122,984

2. Approve, by non-binding, advisory vote, certain compensation arrangements for DIRECTV’s named executive officers in connection with the merger.
This proposal was approved by the votes indicated below.

For	Against	Abstained
368,505,045	6,475,353	19,191,577

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: September 25, 2014	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

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